United States

Securities and Exchange Commission

Washington, D. C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2008

Kansas City Life Insurance Company

(Exact Name of Registrant as Specified in Charter)

Missouri	2-40764	44-0308260
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3520 Broadway
Kansas City, Missouri	64111-2565
(Address of Principal Executive Offices)	(Zip Code)

Telephone Number: (816) 753-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01 - Other Events.

On January 28, 2008 the Board of Directors approved a quarterly dividend of $0.27 per share to be paid February 12, 2008 to shareholders of record as of February 7, 2008.

Item 9.01 Financial Statements and Exhibits.

(d) Press Release of Kansas City Life Insurance Company dated as of January 29, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KANSAS CITY LIFE INSURANCE COMPANY
(Registrant)

By: /s/William A. Schalekamp

William A. Schalekamp

Senior Vice President, General Counsel

and Secretary

January 30, 2008

(Date)

Exhibit (d) to Form 8-K

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION, Contact:
January 29, 2008	William A. Schalekamp, Sr. Vice President,

General Counsel & Secretary

(816) 753-7000

Kansas City Life Declares Quarterly Dividend

Kansas City, Mo. The Board of Directors of Kansas City Life Insurance Company declared a quarterly dividend of $.27 per share on January 28, 2008.  The dividend will be payable on February 12, 2008, to stockholders of record on February 7, 2008.

Founded in 1895, Kansas City Life Insurance Company (NASDAQ: KCLI) is a Missouri corporation with its Home Office in Kansas City, Mo. The Company's primary business is providing financial protection through the sale of life insurance and annuities. The Company's revenues were $448.5 million in 2006, and assets and life insurance in force were $4.5 billion and $31.3 billion, respectively, as of December 31, 2006. The Company and its affiliates operate in 49 states and the District of Columbia. For more information, please visit www.kclife.com.

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